Exhibit 10.1
SUPPORT AGREEMENT
     This SUPPORT AGREEMENT (the “Agreement”), dated as of February 12, 2009, is entered into by and between the undersigned stockholder (“Stockholder”) of HeartWare International, Inc., a Delaware corporation (the “Company”), and Thoratec Corporation, a California corporation (“Parent”).
     WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, Thomas Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”) and Thomas Merger Sub II, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary Two”), are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Intermediate Surviving Corporation”) and the merger of the Intermediate Surviving Corporation with and into Merger Subsidiary Two, with Merger Subsidiary Two as the surviving corporation (the “Second Merger” and together with the Merger, the “Mergers”) pursuant to the terms and subject to the conditions set forth in the Merger Agreement;
     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that Stockholder make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and/or CHESS Depositary Interests representing shares of Common Stock (collectively, with the Common Stock, the “Shares”) beneficially owned by Stockholder and set forth opposite Stockholder’s name on Schedule A attached hereto (the “Stockholder Shares”); and
     WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the Stockholder Shares as set forth herein;
     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
          1. Representations of Stockholder. Stockholder represents and warrants to Parent that (a) Stockholder beneficially owns all of the Stockholder Shares free and clear of any lien, encumbrance or restriction and, except pursuant to this Agreement, there are no rights, agreements or commitments to which Stockholder is a party relating to the pledge, disposition or voting of any Shares, and there are no voting trusts or voting agreements with respect to the Stockholder Shares, (b) Stockholder does not beneficially own any Shares other than the Stockholder Shares and (c) Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder, and no permit, authorization, consent or approval from any Person is necessary therefor. Stockholder further represents and warrants to Parent that this Agreement has been duly executed and delivered by

Stockholder and constitutes the legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms.
          2. Representations of Parent. Parent represents and warrants to Stockholder that (a) Parent has full power and authority to enter into, execute and deliver this Agreement and to perform fully Parent’s obligations hereunder and no permit, authorization, consent or approval from any Person is necessary therefore and (b) this Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms.
          3. Agreement to Vote Shares. From the date of this Agreement to the earliest to occur of (a) the date upon which the Merger Agreement is validly terminated, (b) the Effective Time of the Merger, (c) the date following receipt of the Company Stockholder Approval, (d) the date that any material amendment shall be made to the Merger Agreement (a “material amendment” shall mean any valid written amendment to the Merger Agreement reducing the consideration payable to Stockholder pursuant to the Merger Agreement and any other valid written amendment to the Merger Agreement that would materially delay the consummation of the Merger) without the written consent of Stockholder and (e)(i) any amendment to the Articles of Incorporation or Bylaws (whether by merger, consolidation or otherwise) of Parent in any manner that would have a disparate effect on holders of Shares, as holders of Parent Stock at and following the Effective Time, relative to other holders of Parent Stock, and (ii) any amendment to the Articles of Incorporation of Parent to provide for any class of capital stock with rights to distributions or upon a liquidation (including upon a merger, consolidation, asset sale or similar transaction) that are superior to those of the Parent Stock, other than an amendment in connection with a shareholder rights plan, “poison pill” anti-takeover plan or other similar device (the earliest of such to occur being the “Voting Covenant Expiration Date”), Stockholder shall, and shall cause any holder of record of the Stockholder Shares or any New Shares (as defined in Section 9 hereof) to vote, or cause to be voted, the Stockholder Shares and any New Shares (i) in favor of (A) adoption of the Merger Agreement, (B) any other action in furtherance thereof; provided, that such action does not require a material amendment to the Merger Agreement to which Stockholder has not consented, and (C) any adjournment or postponement recommended by the Company with respect to any stockholder meeting concerning the Merger Agreement and the Mergers and (ii) against any Acquisition Proposal and any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or impair the ability of the Company to consummate the Merger. In addition, Stockholder agrees not to take, or commit or agree to take, any action inconsistent with the foregoing.
          4. No Voting Trusts or Other Arrangements. Except as otherwise set forth herein, Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Stockholder Shares or any New Shares in a voting trust, grant any proxies or power of attorney with respect to the Stockholder Shares or any New Shares or subject any of the Stockholder Shares or any New Shares to any arrangement with respect to the voting of the Stockholder Shares or any New Shares other than agreements entered into with Parent.

          5. No Solicitations. Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control or any of its or their respective officers, directors, employees, agents or other representatives to, (a) solicit proxies or become a “participant” in a “solicitation”, as such terms are defined in Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in opposition to or competition with the consummation of the Mergers or otherwise encourage or assist any party in taking or planning any action which would reasonably be expected to compete with, impede, interfere with or attempt to discourage the consummation of the Mergers or inhibit the timely consummation of the Mergers in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders’ vote or action by consent of the Company’s stockholders in opposition to or in competition with the consummation of the Mergers, (c) become a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Mergers or (d) unless required by applicable law, make any press release, public announcement or other non-confidential communication with respect to the business or affairs of the Company or Parent, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.
          6. Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (a) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Mergers that Stockholder may have and (b) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Subsidiary, Merger Subsidiary Two, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Mergers, including any claim (i) challenging the validity of or seeking to enjoin the operation of any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the Merger Agreement or the transactions contemplated thereby.
          7. Stockholder Capacity. Notwithstanding anything to the contrary set forth herein, Stockholder is entering into this Agreement solely in Stockholder’s capacity as the beneficial owner of the Stockholder Shares and New Shares, as applicable, and nothing in this Agreement shall prevent Stockholder from taking any action or omitting to take any action in Stockholder’s capacity as a member of the Board of Directors of the Company or any of its subsidiaries (or any committee thereof) or as an officer or employee of the Company or any of its subsidiaries, in either case as applicable or as may become applicable to Stockholder. If Stockholder is an officer of director of the Company, any action taken by Stockholder in Stockholder’s capacity as an officer or director of the Company (but, for the avoidance of doubt, excluding any action taken by Stockholder in Stockholder’s capacity as a holder or beneficial owner of any Shares) will not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.
          8. Transfer and Encumbrance. During the period from the date hereof through the Voting Covenant Expiration Date, except as otherwise expressly contemplated by this Section 8, Stockholder agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of the Stockholder Shares or New Shares and not to enter into any contract, agreement or arrangement with respect to any of the foregoing, and any such transfer shall be null and void and of no effect. This Section 8 shall not prohibit a transfer of any Stockholder Shares or New Shares by Stockholder (a) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (b) upon the death of Stockholder, or (c) to the extent required to pay taxes resulting from the vesting of any stock awards for Shares or the exercise of any stock options within 60 days prior to their expiration or (d) to the extent required to effect a net or cashless exercise of any stock option within 60 days prior to their expiration; provided, however, that a transfer referred to in this sentence, other than a transfer in accordance with the foregoing clause (c) or (d), shall be permitted only if, as a precondition to such transfer, the proposed transferee agrees in writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement with respect to all of the Stockholder Shares or New Shares so transferred.
          9. Additional Purchases. Stockholder agrees that (a) all Shares that Stockholder purchases, acquires the right to vote or share in the voting of, or otherwise acquires beneficial ownership of, including upon the exercise of options to purchase Shares, after the execution of this Agreement and (b) all Shares which Stockholder owns beneficially or of record but has not included as Stockholder Shares as of the date hereof for any reason (all such Shares collectively, “New Shares”), shall be subject to the terms of this Agreement to the same extent as if they constituted Stockholder Shares as of the date hereof.
          10. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.
          11. Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
          12. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof.
          13. Notices. All notices hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy, electronic mail or like transmission or on the next business day when sent by Federal Express,

Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to Parent:
Thoratec Corporation
6035 Stoneridge Drive
Pleasanton, CA 94588
Fax: (925) 738-0110
Attn: Gary Burbach
Attn: Legal Department
Email: gary.burbach@thortec.com
          david.lehman@thortec.com
With a copy (which shall not constitute notice to Parent) to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Fax: (714) 755-8290
Attn: Charles K. Ruck
          Tad J. Freese
     If to Stockholder, to the address set forth for Stockholder on Schedule A hereto.
          14. Governing Law; Jurisdiction; Jury Trial Waiver.
          (a) THIS AGREEMENT, AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF, BASED UPON, OR RELATED TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF, SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CHOICE OR CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF DELAWARE. Any legal action, suit or proceeding arising out of, based upon or relating to this Agreement or the transactions contemplated hereby shall be brought solely in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware and any direct appellate court therefrom). Each party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of, based upon or relating to this Agreement and the rights and obligations arising hereunder and agrees that it will not bring any action arising out of, based upon or related to this Agreement in any other court. Each party hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any legal action, suit or proceeding arising out of, based upon or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with Section 13, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by Applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action, suit or proceeding arising out of, based upon or relating to this Agreement or the rights and obligations arising hereunder shall be properly served or delivered if delivered in the manner contemplated by Section 13.
          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN SECTION 14(a) AND THIS SECTION 14(b).
          15. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement shall not be affected.
          16. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
          17. Termination. This Agreement shall terminate automatically on the Voting Covenant Expiration Date.
          18. Further Actions. Each party hereto shall execute and deliver such additional documents, and use its commercially reasonable efforts to take or cause to be taken such additional lawful actions, as may be necessary or desirable to effect the transactions contemplated by this Agreement.

          19. “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” (and related terms such as “beneficially own” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.
          20. Waivers and Amendments. This Agreement may be amended, modified, altered or supplemented only by a written instrument executed by all of the parties to this Agreement. Any failure of the parties to this Agreement to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. No delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party to this Agreement of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
          21. Merger Agreement Provisions. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. The provisions of Section 1.02 of the Merger Agreement are incorporated herein and are deemed applicable to the interpretation of this Agreement. Stockholder acknowledges receipt of a copy of the Merger Agreement prior to the execution of this Agreement.
          22. Effectiveness. The obligations of the parties set forth in this Agreement shall not be effective or binding upon either party hereto until such time as the Merger Agreement is executed and delivered by the Company, Parent, Merger Subsidiary and Merger Subsidiary Two.
          23. Certain Disclosures. Stockholder hereby authorizes Parent and the Company to publish and disclose Stockholder’s identity and ownership of Stockholder Shares and New Shares and the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and any other information that Parent reasonably determines to be necessary or desirable in any press release or any other disclosure document in connection with the Mergers or any other transactions contemplated by the Merger Agreement (including in any proxy statement or prospectus relating to the Merger Agreement and the Mergers and in the registration statement relating to the shares of common stock of Parent to be received by holders of Shares in the Merger and documents and schedules filed with the Securities and Exchange Commission or the Australian Securities and Investments Commission relating thereto or in connection therewith.
          24. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Parent may assign its rights and obligations hereunder to any of its direct or indirect wholly-owned subsidiaries (including Merger Subsidiary and Merger Subsidiary Two). Any assignment contrary to the provisions of this Section 24 shall be null and void.
          25. Attachment to Shares. Without limiting any other rights Parent may have hereunder, pursuant to Section 8 or otherwise, Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares and any New Shares beneficially owned by Stockholder and shall be binding upon any person to which legal or beneficial ownership of such Stockholder Shares or New Shares shall pass, whether by operation of law or otherwise, including, without limitation, Stockholder’s heirs, guardians, administrators, successors or assigns.
          26. Ownership of Shares. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares or any New Shares. All rights, ownership and economic benefits of and relating to the Stockholder Shares and any New Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Stockholder Shares or any New Shares, except as otherwise provided herein.
          27. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expense.
          28. Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PARENT: THORATEC CORPORATION, a California corporation
By:
	Name:	Gerhard F. Burbach
	Title:	President and Chief Executive Officer

STOCKHOLDER:

Schedule A

Name and Contact	Number of shares of	Number of CHESS	Total Number of
Information for	Common Stock	Depositary Interests	Shares Beneficially
Stockholder	Beneficially Owned	Beneficially Owned	Owned
[Name of Stockholder]
[address]
[address]
Attention: [name]
Facsimile No.: [number]
[E-mail: [address]]

[with a copy to:]

[Name]
[address]
[address]
Attention: [name]
Facsimile No.: [number]
[E-mail: [address]]